UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 7, 2006
Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     In order to respond to questions which management received associated with the Company’s second quarter 2006 earnings conference call, the following disclosures are being provided.
The new customer accounts that the Company has been recently originating have the following estimated average performance metrics as a percentage of the related average receivables. These estimates are presented as if the underlying receivables were owned and not securitized (there would not be a material increase in costs if the assets were securitized.)
•	Five year average net charge-off rate of between 3.0 to 3.4% which is lower than our previous guidance of 3.5% to 4.0% for recently originated customer accounts. These rates are below the full year 2006 current guidance range of 3.32% to 3.52% for owned and 3.5% to 3.7% for the entire portfolio.

•	Five year average net interest margin of between 7.30% and 7.80%. Although these rates are below the net interest margin rate reported for the second quarter of 2006 of 8.39% for managed and 8.06% for owned, the Company expects total returns to improve as described below.

•	Five year average after-tax return on average receivables for the recently originated new customer accounts is expected to contribute between 2.70% to 3.20%. This is higher than the overall returns the Company is currently experiencing. The returns on recently originated customer accounts are therefore expected to increase the Company’s overall returns over this 5 year period from the overall after-tax returns that the Company is currently experiencing.
Along with these estimates related to new customer accounts, the Company is disclosing the following observations to provide additional insights into the business.
Contributing to the anticipated strong return on average managed receivables is the Company’s expectation of continued leverage of operating expenses before new customer account acquisition costs. An example of success in leveraging these expenses is demonstrated by comparing second quarter 2005 to second quarter 2006. These expenses, as a percentage of average managed receivables on an annualized basis, declined approximately 100 bps.
Currently, and in other periods when the Company has been successful in achieving increased rates of growth of promotional or introductory-priced new customer accounts, the average net interest margin of the total portfolio will generally decrease. In periods when the rate of growth of these introductory and promotional-priced new customer accounts decreases, the net interest margin of the total portfolio generally increases.
The Company’s product offerings have included introductory or promotional pricing and rewards since the second half of 2002. The Company’s more recent attrition rate experience (in both periods of flat to modest customer account growth and higher customer account growth) is significantly below the attrition rate that the Company experienced in 2002 and 2003. The Company believes this improvement is primarily attributable to its analytically-based target marketing, meaningful rewards structure, competitive pricing and excellent customer service tailored to the needs of the small business owner.
This Form 8-K provides managed data and other non-GAAP financial measurements. Management believes that the non-GAAP financial measures used to manage the business may provide users additional useful information. The tables that follow include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure and a description of why the non-GAAP financial measures are useful to investors.
In addition to evaluating the financial performance of the Advanta Business Cards segment under U.S. generally accepted accounting principles (GAAP), we evaluate Advanta Business Cards’ performance on a managed basis. Our managed business credit card receivable portfolio is comprised of both owned and securitized business credit card receivables. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Net interest income and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations.

	Three Months Ended
	June 30, 2006
	Advanta		Advanta
	Business Cards	Securitization	Business Cards
	GAAP	Adjustments	Managed
Net interest income	$24,050	$64,511	$88,561
Average business credit card interest-earning assets	1,192,872	3,027,262	4,220,134
Ratio	8.06%		8.39%
The data below provides reconciliations of forward-looking managed net principal charge-offs as a percentage of average managed receivables (non-GAAP financial measures) to owned net principal charge-offs as a percentage of average owned receivables (the most directly comparable GAAP financial measures). In the forward-looking business credit card credit data below, the Low End of Range column assumes the forward-looking average receivable balances multiplied by our Low End of Range charge-off rate expectations, and the High End of Range column assumes the forward-looking average receivable balances multiplied by our High End of Range charge-off rate expectations. The data presented below depicts only certain possibilities out of a large set of possible scenarios.

Forward-Looking Average Business Credit	Year Ended
Card Receivable Balances:	December 31, 2006
Owned	$1,022,000
Securitized	3,277,000

Managed	$4,299,000

	Year Ended December 31, 2006
Forward-Looking Business Credit Card	Low End of	High End of
Credit Data:	Range	Range
Owned net principal charge-offs	$33,900	$36,000
As a percentage of average receivables	3.32%	3.52%

Securitized net principal charge-offs	$116,600	$123,100
As a percentage of average receivables	3.56%	3.76%

Managed net principal charge-offs	$150,500	$159,100
As a percentage of average receivables	3.50%	3.70%
This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company’s net interest income on owned and securitized receivables, including changes resulting from fluctuations in the volume of receivables and the range and timing of pricing offers to cardholders; (2) competitive pressures, including product development and pricing, among financial institutions; (3) political conditions, social conditions, monetary and fiscal policies and general economic and other environmental conditions that affect the level of new account originations, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company’s receivables; (8) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators and examinations; (9) effect of, and changes in, tax laws, rates, regulations and policies; (10) effect of legal and regulatory developments, including changes in bankruptcy laws and regulations and the ultimate resolution of the industry-related judicial proceedings relating to the legality of certain interchange rates; (11) relationships with customers, significant vendors and business partners; (12) difficulties or delays in the Company’s ability to develop, acquire, produce, test and market products or services, including the ability and cost to obtain intellectual property rights or a failure to implement new products or services when anticipated; (13) the amount and cost of financing available to the Company; (14) the ratings on the debt of the Company and its subsidiaries; (15) the effect of changes in accounting policies or practices as may be required by changes in U.S. generally accepted accounting principles; (16) the impact of litigation, including judgments, settlements and actual or anticipated insurance recoveries for costs or judgments; (17) the proper design and operation of the Company’s disclosure controls and procedures; and (18) the ability to attract and retain key personnel. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)
Date: August 7, 2006
	By:	/s/ Elizabeth Mai
Elizabeth H. Mai, Chief
Administrative Officer, Senior Vice President, Secretary and General Counsel